POWER OF ATTORNEY


   KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, each of whom is a director of Uroplasty, Inc., a Minnesota corporation, which intends to prepare and file with the Securities and Exchange Commission ('SEC'), and certain state securities commissions (the 'State Commissions') a Registration Statement on Form SB-2 for the registration, under the Securities Act of 1933, of 1,702,950 shares of Common Stock, hereby constitutes and appoints Daniel G. Holman and Susan Hartjes-Doherty, and each of them, with full power to act without the other, as his/her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to take any or all of the following actions:

A.   To execute and deliver the following documents:

1.   The Registration Statement.

2. Any and all amendments (including post-effective amendments) to the Registration Statement.

3.   All exhibits to the Registration Statement.

4.   All Transfer Agent documentation.

5. Such other documents as may be needed to cause the Registration Statement to become effective.

B. To file any or all of the afore-mentioned documents with the SEC and the State Commissions.

C. To execute and deliver any and all documents, agreements, corporate resolutions, receipts and other instruments as may reasonably be needed in order to cause the Registration Statement to become effective.

   Granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

   This power of attorney may be revoked by giving written or telegraphic notice to either of the attorneys-in-fact, or to Richard P. Keller, legal counsel for the Company, and in any event, shall terminate and expire in all respects at 12:00 p.m., on March 31, 1999.

   IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand
this       day of July, 1998.